BY-LAWS

of

IATRIC CORPORATION

ARTICLE I

Shareholders

Section 1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation in the Borough of Manhattan, City of New York, at 2:00 o'clock in the afternoon on the last Thursday in April, or at such other place within or without the State of New York and at such time on such other date as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

Section 2. Special Meetings. Special meetings of shareholders of the Corporation may be called by the Chairman of the Board, the President or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of shareholders of record holding at least a majority in number of the issued and outstanding shares of the

Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of New York and at such time on such date as shall be specified in the call thereof.

Section 3. Notice of Meetings. Written notice of each annual or special meeting of shareholders stating the place, date and hour thereof and, if it is for a special meeting, the purpose or purposes for which the meeting is called and the person or persons issuing or directing the call thereof, shall be delivered personally or shall be mailed, not less than ten nor more than fifty days before the date of such meeting, to each person who appears on the books of the Corporation as a shareholder entitled to vote at such meeting. Such notice, if mailed, shall be directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, at such other address. If, at any meeting of shareholders, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. Whenever all the

shareholders entitled to vote at any meeting of shareholders shall have waived notice of such meeting either before or after such meeting, such meeting shall be valid for all purposes. A shareholder who shall be present in person or represented by proxy at any meeting and who shall not have protested prior to the conclusion of the meeting the lack of notice thereof shall be deemed to have waived notice of such meeting. At any annual meeting of shareholders, any business whatsoever that shall be brought before the meeting may be transacted whether or not referred to in the notice of the meeting. If the notice of a special meeting of shareholders shall state as a purpose of the meeting the transaction of any business whatsoever, any corporate action may validly be taken at such meeting. If any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

Section 4. Quorum. At any meeting of shareholders a quorum for the transaction of any business shall consist of the holders, present in person or represented by proxy, of a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. If there shall not be a quorum at any meeting of shareholders, the holders of a majority in number of the shares entitled to vote present in person or represented by proxy at such meeting may adjourn such meeting from time to time, without notice other than announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or represented by proxy.

Section 5. Voting. Each share entitled to vote on any matter before any meeting of shareholders, present in person or represented by proxy, shall carry the right to one vote upon such matter.

Section 6. Record Date. The Board of Directors may prescribe a date, which date shall not be more than fifty nor less than ten days before the date of such meeting, as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof. The Board of Directors also may prescribe a date, which

date shall not be more than fifty days prior to such action, as the record date for the purpose of determining the shareholders entitled to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.

Section 7. Inspectors. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting of shareholders may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. If appointed on the request of one or more shareholders, the holders of a majority of shares present and entitled to vote thereat shall determine the number of inspectors to be appointed. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall determine

the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

ARTICLE II

Directors

Section 1. Number, Election and Qualifications. The number of directors of the Corporation shall be three or such other number, but not more than seven nor less than three, as a majority of the directors then in office may from time to time determine. Except as provided in Section 12 of this Article II, directors

shall be elected at the annual meeting of shareholders. Each of the directors shall be at least twenty-two years of age. Directors need not be shareholders of the Corporation.

Section 2. Term of Office. Each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified, unless he shall have resigned or shall have been removed as provided in Section 10 of this Article II.

Section 3. Powers and Duties. Subject to the provisions of law, of the Certificate of Incorporation and of these By-Laws, but in furtherance and not in limitation of any rights and powers thereby conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all the powers that may be exercised by the Corporation.

Section 4. Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of shareholders, and other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of

Directors may be called at any time by the Chairman of the Board, the President or by a majority of the directors then in office.

Section 5. Notice of Meetings. No notice need be given of the first meeting of the Board of Directors after the annual meeting of shareholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by service upon each director in person or by mailing or telegraphing the same to him at his post office address as it appears upon the books of the Corporation. Such notice shall be given at least two business days (Saturday not being considered a business day for the purposes of these By-Laws), if given in person or by telegraphing the same, or at least four business days, if given by mailing the same, before the date designated for such meeting, and shall specify the place, date and hour of the meeting. Whenever all of the directors shall have waived notice of any meeting either before or after such meeting, such meeting shall be valid for all purposes. A director who shall be present at any meeting and who shall not have protested, prior to the meeting or at its commencement, the lack of notice to him, shall be deemed to have waived notice of such meeting. In any case, any acts or pro-

ceedings taken at a directors' meeting not validly called or constituted may be made valid and fully effective by ratification at a subsequent directors' meeting that is legally and validly called. Except as otherwise provided herein, notice of any directors' meeting or any waiver thereof need not state the purpose of the meeting, and, at any directors' meeting duly held as provided in these By-Laws, any business within the general province and authority of the Board of Directors may be transacted.

Section 6. Place of Meetings. The Board of Directors may hold its meetings either within or without the State of New York.

Section 7. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a majority of the directors present may adjourn the meeting from time to time to another time and place, without notice other than announcement at such meeting, until a quorum shall be present.

Section 8. Voting. At all meetings of the Board of Directors, each director shall have one vote.

Section 9. Compensation. Except as otherwise determined at a meeting of shareholders, the directors shall not receive any compensation for their services as such except that the Board of Directors may fix fees for attendance at meetings and may authorize the Corporation to pay the travelling and other expenses of directors incident to their attendance at meetings.

Section 10. Removal. Any director may be removed at any time, with or without cause, by the written consent or vote of the holders of a majority in number of the issued and outstanding shares of the Corporation entitled to vote at any special meeting of shareholders called for that purpose.

Section 11. Resignation. Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance by the Corporation.

Section 12. Vacancies. Any vacancy occurring in the Board of Directors, whether because of death, resignation or removal, with or without cause, or any other reason, may be filled by the vote of a majority of the directors then in office at any directors' meeting or by the shareholders at any shareholders' meeting. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

Section 13. Committees. The Board of Directors may designate from among the directors an Executive Committee and other committees, each consisting of three or more directors, to serve at the pleasure of the Board of Directors. Each such committee shall have such of the authority of the Board of Directors as the Board of Directors shall determine, except that no such committee shall have authority (a) to submit to the shareholders any action that needs shareholders' authorization pursuant to law, (b) to fill vacancies in the Board of Directors or in any committee, (c) to fix the compensation of the directors for serving on the Board of Directors or on any committee, (d) to amend or repeal these By-Laws or to adopt new By-Laws or (e) to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. The Board of Directors may designate one or more directors, as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

ARTICLE III

Officers

Section 1. Election and Qualifications. At the first meeting of the Board of Directors and as soon as conveniently

possible after each annual meeting of shareholders, the Board of Directors shall elect or appoint a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time and from time to time an Assistant Secretary and/or an Assistant Treasurer or such other additional officers as it deems advisable. The Chairman of the Board shall be chosen from among the directors, but no other officer need be a director. The same person may hold more than one office, except that the same person may not be both President and Secretary.

Section 2. Term of Office, Vacancies. Each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified, unless he shall have resigned or shall have been removed as provided in Section 10 of this Article III. Any vacancy occuring in any office, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

Section 3. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive and administrative officer of the Corporation and shall have general charge and supervision of the affairs and operations of the

Corporation. He shall from time to time make such reports of the affairs and operations of the Corporation as the Board of Directors may direct. He shall preside at all meetings of the Board of Directors and at all meetings of shareholders. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 4. Powers and Duties of the President. In case of the absence or disability of the Chairman of the Board, the President shall have the powers and perform the duties of the Chairman of the Board. The President shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 5. Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 6. Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of shareholders and, if so requested, the minutes of meetings of the Board of Directors. He shall be the custodian of, and shall make

or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. He shall be the custodian of the seal of the Corporation and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever so directed by the Board of Directors, he shall render a statement of his cash and other accounts, and he shall cause to be entered regularly in the books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 8. Powers and Duties of the Assistant Secretary and the Assistant Treasurer. In case of the absence or disability of the Secretary or the Treasurer, the Assistant Secretary shall have the powers and perform the duties of the

Secretary and the Assistant Treasurer shall have the powers and perform the duties of the Treasurer. The Assistant Secretary and the Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be assigned to them by the Board of Directors.

Section 9. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or to any director or directors.

Section 10. Removal. Any officer may be removed from office at any time with or without cause, by a vote of a majority of the Directors then in office at any meeting of the Board of Directors.

Section 11. Resignation. Any officer may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance by the Corporation.

ARTICLE IV

Shares

Section 1. Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President or by any Vice-President and by the Secretary, by an Assistant Secretary, by the Treasurer or by an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof (a) that the Corporation is formed under the laws of the State of New York, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

Section 2. Transfer of Shares. The shares of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name they appear on such books, or by his duly authorized attorney, upon surrender of the certificate properly endorsed. In case of assignment or transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Corporation.

ARTICLE V

Execution of Bills, Notes, Etc.

All bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

ARTICLE VI

Seal

The seal of the Corporation shall contain the name of the Corporation, the words, "Corporate Seal", the year of its organization and the words "New York".

ARTICLE VII

Indemnity

Any person who shall be made a party to any action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, shall be and hereby is indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily

incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation under Section 717 of the Business Corporation Law. Any person who shall be made, or threatened to be made, a party to any action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation in any capacity, shall be and hereby is indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceedings, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

ARTICLE VIII

Amendment of By-Laws

These By-Laws may be altered, amended, added to or repealed at any special meeting of shareholders called for that purpose or at any annual meeting of shareholders by the vote of the holders of a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting or at any meeting of the Board of Directors called for that purpose by the vote of a majority of the directors then in office.